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                                                                     EXHIBIT (k)

                CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" and "Financial Statements" and to the use of our report dated February 2, 2004 on the 2003 financial statements of Plan Investment Fund, Inc. and its incorporation by reference in the Registration Statement Form N-1A and in the related Prospectuses and Statement of Additional Information filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 23 to the Registration Statement under the Securities Act of 1933 (Registration No. 2-99584) and in this Amendment No. 26 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-04379).



/s/ ERNST & YOUNG LLP

Chicago, Illinois
March 14, 2005